UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   August 19, 2011

IMMUCOR, INC.

(Exact name of registrant as specified in its charter)

Georgia	0-14820	22-2408354
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3130 Gateway Drive, Norcross, Georgia	30071
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 441-2051

Not Applicable

(Former name or former address,

if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introduction.

As previously disclosed, on July 2, 2011, Immucor, Inc., a Georgia corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with IVD Holdings Inc., a Delaware corporation (“Parent”) and affiliate of TPG Partners VI, L.P., and IVD Acquisition Corporation, a Georgia corporation and a wholly owned indirect subsidiary of Parent (“Purchaser”). On August 19, 2011, pursuant to the terms and subject to the conditions of the Merger Agreement and in accordance with the “short-form” merger provisions available under Georgia law, Purchaser was merged with and into the Company (the “Merger”).

Item 1.01	Entry into a Material Definitive Agreement.

1.	Senior Secured Credit Facilities, Security Agreement and Guaranty

On August 19, 2011, in connection with the Merger, the Company entered into a credit agreement and related security and other agreements for (1) a $615 million senior secured term loan facility (the “Term Loan Facility”) and (2) a $100 million senior secured revolving loan facility (the “Revolving Facility,” and together with the Term Loan Facility, the “Senior Credit Facilities”) with certain lenders, Citibank, N.A., as administrative agent and collateral agent, Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, as joint lead arrangers and joint lead bookrunners, UBS Securities LLC, as bookrunner, J.P. Morgan Securities LLC and UBS Securities LLC, as co-syndication agents, and Deutsche Bank Securities Inc. and Royal Bank of Canada, as co-documentation agents. In addition to borrowings upon prior notice, the Revolving Facility includes borrowing capacity in the form of letters of credit and borrowings on same-day notice, referred to as swingline loans, in each case, up to $25.0 million, and will be available in U.S. dollars, GBP, Euros, Yen, Canadian dollars and in such other currencies as the Company and the administrative agent under the Revolving Facility may agree (subject to a sublimit for such non-U.S. currencies). The credit agreement governing the Senior Credit Facilities provides that, subject to certain conditions, the Company may request additional tranches of term loans and/or increase commitments under the Revolving Facility and/or the Term Loan Facility and/or add one or more incremental revolving credit facility tranches (provided there are no more than three such tranches with different maturity dates outstanding at any time) in an aggregate amount not to exceed (a) $150.0 million plus (b) an unlimited amount at any time, subject to compliance on a pro forma basis with a senior secured first lien net leverage ratio of no greater than 3.75:1.00 (with amounts alternatively consisting of debt securities and debt that is secured on a junior lien basis to the liens securing the Senior Credit Facilities or is unsecured subject to compliance with a senior secured net leverage ratio of no greater than 4.00:1.00). Availability of such additional tranches of term loans or revolving credit facilities and/or increased commitments is subject to, among other conditions, the absence of any default under the credit agreement governing the Senior Credit Facilities and the receipt of commitments by existing or additional financial institutions.

Interest Rate and Fees. Borrowings under the Senior Credit Facilities bear interest at a rate per annum equal to an applicable margin plus, at the Company’s option, either (a) in the case of borrowings in U.S. dollars, a base rate determined by reference to the highest of (1) the prime rate of Citibank, N.A., (2) the federal funds effective rate plus 0.50% and (3) a LIBOR rate determined by reference to the costs of funds for U.S. dollar deposits for an interest period of one month adjusted for certain additional costs, plus 1.00% or (b) in the case of borrowings in U.S. dollars or another currency, a LIBOR rate determined by reference to the costs of funds for U.S. dollar deposits for the interest period relevant to such borrowing adjusted for certain additional costs, which, in the case of the Term Loan Facility only, shall be no less than 1.50%. The initial applicable margin for borrowings under the Senior Credit Facilities is 4.75% with respect to base rate borrowings and 5.75% with respect to LIBOR borrowings. The applicable margin for borrowings under the Revolving Facility is subject to a 0.25% step-down, based on the Company’s senior secured net leverage ratio at the end of each fiscal quarter, commencing with the first full fiscal quarter commencing on or after the date of the closing and initial funding under the Senior Credit Facilities (the “Closing Date”).

In addition to paying interest on outstanding principal under the Senior Credit Facilities, the Company will pay customary agency fees and a commitment fee in respect of the unutilized commitments under the Revolving Facility, which is initially 0.50% per annum. The commitment fee will be subject to a 0.25% step-down, based on the Company’s senior secured net leverage ratio at the end of each fiscal quarter, commencing with the first full fiscal quarter commencing on or after the Closing Date.

Mandatory Prepayments. The credit agreement governing the Senior Credit Facilities requires the Company to prepay outstanding loans under the Term Loan Facility, subject to certain exceptions, with:

•	50% (subject to reduction to 25% and 0% based upon the Company’s senior secured net leverage ratio) of the Company’s annual excess cash flow;

•	100% of the net cash proceeds of certain asset sales and casualty and condemnation events, subject to reinvestment rights and certain other exceptions; and

•	100% of the net cash proceeds of any incurrence or issuance of certain debt, other than debt permitted under the Senior Credit Facilities.

Voluntary Prepayments. The Company may voluntarily prepay outstanding loans under the Senior Credit Facilities at any time without premium or penalty other than customary “breakage” costs with respect to LIBOR loans, provided, however, that if on or prior to the date that is one year after the Closing Date, the Company prepays any loans under the Term Loan Facility in connection with a repricing transaction, the Company must pay a prepayment premium of 1.00% of the aggregate principal amount of the loans so prepaid.

Amortization and Final Maturity. The Company is required to make scheduled quarterly payments each equal to 0.25% of the original principal amount of the loans under the Term Loan Facility made on the Closing Date, with the balance due and payable on the seventh anniversary of the Closing Date. There is no scheduled amortization of the principal amounts of the loans outstanding under the Revolving Facility. Any principal amount outstanding under the Revolving Facility is due and payable on the fifth anniversary of the Closing Date.

Guarantees and Security. All obligations under the Senior Credit Facilities are unconditionally guaranteed by the Company’s immediate parent and certain of the Company’s existing wholly owned domestic subsidiaries, and are required to be guaranteed by certain of the Company’s future wholly owned domestic subsidiaries. All obligations under the Senior Credit Facilities, and the guarantees of those obligations, are secured, subject to certain exceptions, by substantially all of the Company’s assets and the assets of the Company’s immediate parent and the Company’s subsidiary guarantors, including, in each case subject to customary exceptions and exclusions:

•

a first-priority pledge of all of the Company’s capital stock directly held by the Company’s immediate parent and a first-priority pledge of all of the capital stock directly held by the Company and the Company’s subsidiary guarantors (which pledge, in the case of the capital stock of each (a) domestic subsidiary that is directly owned by the Company or by any subsidiary guarantor and that is a disregarded entity for United States federal income tax purposes and that has no material assets other than equity interests in one or more foreign subsidiaries that are controlled foreign corporations for United States federal income tax purposes or (b) foreign subsidiary, is limited to 65% of the stock of such subsidiary); and

•	a first-priority security interest in substantially all of the Company’s immediate parent’s, the Company’s and the subsidiary guarantor’s other tangible and intangible assets.

Certain Covenants and Events of Default. The Senior Credit Facilities contain a number of negative covenants that, among other things and subject to certain exceptions, restrict the Company’s ability and the ability of each of the Company’s subsidiaries to:

•	incur additional indebtedness;

•	pay dividends on its capital stock or redeem, repurchase or retire its capital stock or its other indebtedness;

•	make investments, loans and acquisitions;

•	create restrictions on the payment of dividends or other amounts to the Company from the Company’s restricted subsidiaries;

•	engage in transactions with its affiliates;

•	sell assets, including capital stock of its subsidiaries;

•	materially alter the business it conducts;

•	consolidate or merge;

•	incur liens; and

•	prepay or amend subordinated or unsecured debt.

The Company’s immediate parent is not generally subject to the negative covenants under the Senior Credit Facilities, but is subject to a passive holding company covenant that will limit its ability to engage in certain activities.

In addition, the credit agreement governing the Senior Credit Facilities requires the Company to comply with a maximum senior secured net leverage ratio financial maintenance covenant, to be tested on the last day of each fiscal quarter. A breach of this covenant is subject to certain equity cure rights. The credit agreement governing the Senior Credit Facilities also contains certain customary representations and warranties, affirmative covenants and provisions relating to events of default (including upon change of control).

2.	Indenture and the Senior Notes Due 2019

On August 19, 2011, Purchaser, as the initial issuer, and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), executed an indenture pursuant to which the 11.125% Senior Notes due 2019 (the “Notes”) were issued (the “Initial Indenture”). On August 19, 2011, the Company, the subsidiary guarantor and the Trustee executed a Supplemental Indenture (the “Supplemental Indenture” and together with the Initial Indenture, the “Indenture”) pursuant to which the Company assumed the obligations of Purchaser under the Initial Indenture and the Notes and the subsidiary guarantor guaranteed the Notes on an unsecured senior basis. The Notes bear interest at a rate of 11.125% per annum, and interest is payable semi-annually on February 15 and August 15 of each year, commencing on February 15, 2012. The Notes mature on August 15, 2019.

At any time prior to August 15, 2014, the Company may, at its option and on one or more occasions, redeem up to 35% of the aggregate principal amount of the Notes and any additional notes issued under the Indenture at a redemption price equal to 100% of the aggregate principal amount thereof, plus a premium equal to the stated interest rate per annum on the Notes, plus accrued and unpaid interest, if any, to the redemption date, subject to the right of noteholders of record on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of certain equity offerings; provided that (1) at least 65.0% of the sum of the aggregate principal amount of Notes originally issued under the Indenture on the Closing Date and any additional notes issued under the Indenture after the Closing Date (excluding Notes held by the Company and its subsidiaries) remains outstanding immediately after the occurrence of each such redemption; and (2) each such redemption occurs within 90 days of the date of closing of each such equity offering.

In addition, at any time prior to August 15, 2015, the Company may redeem the Notes, in whole or in part, at its option and on one or more occasions, at a redemption price equal to 100% of the principal amount plus a “make-whole premium” and accrued and unpaid interest and additional interest, if any, to the date of redemption. In addition, the Company may redeem the Notes, in whole or in part, at any time on or after August 15, 2015 at the applicable redemption price plus accrued and unpaid interest, if any, to the date of redemption.

The Notes are the Company’s senior unsecured obligations and rank equally in right of payment with all of the Company’s existing and future indebtedness that is not expressly subordinated in right of payment thereto. The Notes will be senior in right of payment to any future indebtedness that is expressly subordinated in right of payment thereto and effectively junior to (a) the Company’s existing and future secured indebtedness, including the Senior Credit Facilities described above, to the extent of the value of the collateral securing such indebtedness and (b) all existing and future liabilities of the Company’s non-guarantor subsidiaries.

Upon certain change of control events, each noteholder may require the Company to purchase all or a portion of such holder’s Notes at a purchase price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date.

The Indenture provides that the following are an event of default with respect to the Notes: (1) default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the

Notes; (2) default for 30 days or more in the payment when due of interest or additional interest on or with respect to the Notes; (3) failure by the Company or any guarantor for 60 days after receipt of written notice given by the Trustee or the noteholders of not less than 25% in principal amount of the outstanding Notes to comply with any of its obligations, covenants or agreements (other than a default referred to in clauses (1) and (2) above) contained in the Indenture or the Notes; (4) default under any mortgage, indenture or instrument for money borrowed by the Company or any of its restricted subsidiaries or the payment of which is guaranteed by the Company or any of its restricted subsidiaries, other than indebtedness owed to the Company or a restricted subsidiary, whether such indebtedness or guarantee now exists or is created after the issuance of the Notes, if both: (a) such default either results from the failure to pay any principal of such indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such indebtedness at its stated final maturity and results in the holder or holders of such indebtedness causing such indebtedness to become due prior to its stated maturity; and (b) the principal amount of such indebtedness, together with the principal amount of any other such indebtedness in default for failure to pay the principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $25 million or more; (5) failure by the Company or any significant subsidiary (or any group of restricted subsidiaries that together (as of the latest audited consolidated financial statements of the Company) would constitute a significant subsidiary) to pay final judgments aggregating in excess of $25 million (net of amounts covered by insurance policies), which judgments are not paid, discharged or stayed for a period of more than 60 days after such judgment becomes final; (6) certain events of bankruptcy or insolvency with respect to the Company or any significant subsidiary (or any group of restricted subsidiaries that together (as of the latest audited consolidated financial statements of the Company) would constitute a significant subsidiary); or (7) the guarantee of any significant subsidiary (or any group of restricted subsidiaries that together (as of the latest audited consolidated financial statements of the Company) would constitute a significant subsidiary) ceases to be in full force and effect or is declared null and void, or any responsible officer of any guarantor that is a significant subsidiary (or a responsible officer of any group of restricted subsidiaries that together (as of the latest audited consolidated financial statements of the Company) would constitute a significant subsidiary) denies that it has any further liability under the guarantee or gives notice to such effect, other than by reason of the termination of the Indenture or the release of any guarantee in accordance with the Indenture.

If any event of default occurs and is continuing (other than of a type specified in clause (6) above), the Trustee or the noteholders of at least 25% in principal amount of the then outstanding Notes may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately. If certain bankruptcy or insolvency events of default occur with respect to the Company or any significant subsidiary (or any group of restricted subsidiaries that together (as of the latest audited consolidated financial statements of the Company) would constitute a significant subsidiary), all outstanding Notes will become due and payable without any other act on the part of the Trustee or the noteholders.

The Indenture contains customary covenants, including restrictions on the Company’s and certain of its subsidiaries’ ability to incur additional indebtedness and guarantee indebtedness; pay dividends on, redeem or repurchase capital stock; prepay, redeem or repurchase certain debt; sell or otherwise dispose of assets; make investments; incur indebtedness or issue certain disqualified or preferred equity; create liens; enter into transactions with the Company’s affiliates; designate the Company’s subsidiaries as unrestricted subsidiaries; enter into agreements restricting the Company’s restricted subsidiaries’ ability to (1) pay dividends, (2) make loans to the Company or any restricted subsidiary that is a guarantor or (3) sell, lease or transfer assets to the Company or any restricted subsidiary that is a guarantor; and consolidate, merge, or transfer all or substantially all of the Company’s assets. The covenants are subject to a number of exceptions and qualifications. Certain of these covenants, excluding without limitation those relating to transactions with the Company’s affiliates and consolidation, merger, or transfer of all or substantially all of the Company’s assets, will be suspended during any period of time that (1) the Notes have investment grade ratings and (2) no default has occurred and is continuing under the Indenture. In the event that the Notes are downgraded to below an investment grade rating, the Company and certain subsidiaries will again be subject to the suspended covenants with respect to future events.

3.	Registration Rights Agreement

On August 19, 2011, in connection with the issuance of the Notes, Purchaser entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with J.P. Morgan Securities LLC, as representative of the several initial purchasers of the Notes (the “Initial Purchasers”). Concurrently with the consummation of the Merger, the Company and BioArray Solutions Ltd., as guarantor of the Notes, entered into a Joinder to the Registration Rights Agreement pursuant to which the Company and the guarantor assume all of the rights and obligations of Purchaser under the Registration Rights Agreement. Pursuant to the terms of the Registration Rights Agreement, the Company and the guarantor agree to use reasonable best efforts to file a registration statement with respect to an offer to exchange the Notes for registered notes under the Securities Act of 1933, as amended (the “Securities Act”) and to use reasonable best efforts to complete the exchange offer as provided in the Registration Rights Agreement on or prior to 360 days following August 19, 2011. The Company and the guarantor have also agreed to use reasonable best efforts to file under the Securities Act a shelf registration statement for the resale of the Notes and guarantees if the exchange offer is not available or cannot be effected within such time or upon receipt of a written request from any Initial Purchaser representing that it holds Notes that are or were ineligible to be exchanged in the exchange offer. If the exchange offer is not completed or the shelf registration statement is not effective prior to August 13, 2012, additional interest on the Notes eligible to be included in the registration statement giving rise to such default will accrue at a rate of 0.25% per annum with respect to each subsequent 90-day period, in each case until and including the date such registration obligations are fulfilled, up to a maximum increase of 1.00% per annum.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated by reference herein.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, on August 19, 2011, Purchaser agreed to accept for payment all of the outstanding shares of common stock, $0.10 par value per share, of the Company (the “Shares”) at a purchase price of $27.00 per Share (the “Offer Price”), net to the seller in cash, without interest thereon and less any applicable withholding taxes, upon the terms and subject to the conditions set forth in the offer to purchase dated July 15, 2011 (the “Offer to Purchase”), and in the related Letter of Transmittal (which, together with all amendments and supplements thereto, collectively constitute the “Offer”).

The Offer and withdrawal rights expired at 5:00 p.m., Atlanta, Georgia time, on August 18, 2011 (the “Expiration Time”). According to Computershare Trust Company, N.A., the depositary for the Offer, 61,549,994 Shares were validly tendered and not validly withdrawn as of the Expiration Time. Prior to 9:00 a.m., Atlanta, Georgia time, on August 19, 2011, Purchaser accepted for payment all Shares that were validly tendered and not validly withdrawn, and payment for such Shares has been made in accordance with the terms of the Offer. Purchaser also exercised its Top-Up Option (as described in Item 3.02 below), pursuant to which the Company issued Shares to Purchaser, at a price per Share equal to the Offer Price, in an amount sufficient to ensure that Purchaser and the Company could effect a short-form merger under applicable Georgia law.

In connection with the closing of the Offer and the Merger, on August 19, 2011, the Company notified Nasdaq Stock Market LLC (“Nasdaq”) of its intent to remove the Shares from listing on Nasdaq and requested that Nasdaq file a delisting application with the Securities and Exchange Commission (the “SEC”) to delist and deregister the Shares. On August 19, 2011, Nasdaq filed with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 to delist and deregister the Shares. The Company will file with the SEC a certification on Form 15 under the Exchange Act, requesting the deregistration of the Shares and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act with respect to the Shares. Trading of the Shares on Nasdaq was suspended as of the opening of trading on August 19, 2011.

Item 3.02	Unregistered Sale of Equity Securities.

In order to complete the Merger, on August 19, 2011, pursuant to Section 1.4 of the Merger Agreement, Purchaser exercised its top-up option (the “Top-Up Option”) to purchase Shares, and the Company issued 21,390,443 Shares (the “Top-Up Shares”) to Purchaser, at a price per Share equal to the Offer Price. Purchaser paid for the Top-Up Shares by delivery of cash and a promissory note. The Top-Up Shares, when added to the number of Shares directly or indirectly owned by Parent and Purchaser at the time of exercise of the Top-Up Option, represented more than 90% of the Shares outstanding on a fully-diluted basis immediately after the issuance of the Top-Up Shares, which ensured that Purchaser and the Company could effect a short-form merger under applicable Georgia law. The Top-Up Shares were issued without registration under the Securities Act, in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act, as a transaction by an issuer not involving a public offering.

Item 3.03	Material Modification to Rights of Security Holders.

At the effective time of the Merger (the “Effective Time”), each remaining issued and outstanding Share (other than Shares owned by Parent, Purchaser, the Company or any direct or indirect wholly owned subsidiary of Parent or the Company, including the Top-Up Shares) was, by virtue of the Merger and without any action on the part of the holders thereof, automatically converted, subject to the valid exercise of dissenters’ rights pursuant to Article 13 of the Georgia Business Corporation Code (the “GBCC”), into the right to receive the Offer Price, net to the seller in cash, without interest thereon and less any applicable withholding taxes.

Item 5.01	Changes in Control of Registrant.

As a result of the acceptance of Shares in the Offer on August 19, 2011, a change of control of the Company occurred. Upon the effectiveness of the Merger, the Company became a wholly owned indirect subsidiary of Parent. The disclosure under Item 3.01 is incorporated herein by reference. The total amount of the consideration payable in connection with the change of control transaction was approximately $1.939 billion. The funds used to consummate the Offer and the Merger are from equity contributions by TPG Partners VI, L.P. and certain co-investors, proceeds received in connection with debt financing provided by third party lenders as described in Item 1.01 above, and available cash from the Company’s balance sheet.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger and as contemplated by the Merger Agreement, each of the members of the Company’s board of directors prior to the Merger voluntarily resigned from the Company’s board of directors effective as of the Effective Time on August 19, 2011. Pursuant to the terms of the Merger Agreement, on August 19, 2011, each of the members of Purchaser’s board of directors immediately prior to the Effective Time became a member of the Company’s board of directors following the Effective Time. The new members of the Company’s board of directors are Jeffrey K. Rhodes and Todd B. Sisitsky.

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, at the Effective Time, the Company’s articles of incorporation were amended and restated in their entirety to be identical to the articles of incorporation of Purchaser, as in effect immediately prior to the Effective Time, except that the name of the company set forth therein is “Immucor, Inc.” (the “Amended and Restated Articles of Incorporation”).

Also pursuant to the Merger Agreement, at the Effective Time, the Company’s bylaws were amended and restated in their entirety to be identical to the bylaws of Purchaser, as in effect immediately prior to the Effective Time, except that the name of the company set forth therein is “Immucor, Inc.” (the “Amended and Restated Bylaws”).

The material changes effected by the adoption of the Amended and Restated Articles of Incorporation are as follows:

•

The authorized capital stock of the Company is 100 shares of common stock of the Company. Previously, the authorized capital stock of the Company was 120,000,000 shares of common stock. The Company’s common stock now has no par value. Previously, the par value per share of the Company’s common stock was $0.10.

•

An indemnification provision was added to indicate that the Company will be the primary source of advancement, reimbursement and indemnification relative to any direct or indirect shareholder of the Company and that the Company shall have no right to seek contribution, indemnity or other reimbursement from any direct or indirect shareholder for any such obligations.

The material changes effected by the adoption of the Amended and Restated Bylaws are as follows:

•

Special meetings of the shareholders can be called by (i) the chairman of the board of directors of the Company (the “Board”), if any, (ii) the Company’s President, (iii) any holder or holders of shares together holding at least twenty-five percent of the votes entitled to be cast on any issue proposed to be considered at such special meeting or (iv) by signed, written demand delivered to the Company’s Secretary by the majority of the directors of the Company. Previously, special meetings of shareholders could be called by (i) the Board, (ii) the chairman of the Board, (iii) the Chief Executive Officer or (iv) the Corporation upon the written request of the holders of shares representing fifty percent or more of the votes entitled to be cast on each issue proposed to be considered at such meeting.

•	The requirements for advance notice to shareholders of a meeting now allows for notification by electronic means.

•	The number of directors shall be fixed by resolution of Board. Previously, the number of directors was required to be no more than thirteen.

•

Directors may be removed from office with or without cause upon a vote of shareholders holding a majority of the shares entitled to vote with respect to the election of directors. Previously, directors could only be removed for cause, and directors elected by a particular class of capital stock could be removed only by shareholders of such class.

•

Vacancies on the Board can be filled by the directors. Previously, vacancies could be filled by the affirmative vote of the majority of the remaining directors; provided, however, that if the position had been vacated by a director elected by a particular class of shareholders, then the remaining directors elected by such class of shareholders, if any, were entitled to fill the vacancy. If no such directors remained, then the other remaining directors were allowed to fill such vacancy.

•

An indemnification provision was added to indicate that the Company will be the primary source of advancement, reimbursement and indemnification relative to any direct or indirect shareholder of the Company and that the Company shall have no right to seek contribution, indemnity or other reimbursement from any direct or indirect shareholder for any such obligations.

The descriptions of the Amended and Restated Articles of Incorporation and Amended and Restated Bylaws of the Company set forth above do not purport to be complete and are qualified in their entirety by reference to such documents, which are filed as Exhibits 3.1 and 3.2, respectively, hereto and are incorporated by reference herein.

Item 8.01	Other Events.

On August 19, 2011, the Company and TPG Capital, L.P. issued a joint press release announcing the expiration and results of the Offer and the completion of the Merger. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated by reference herein.

The descriptions of the Merger Agreement set forth above do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement, which was filed by the Company as Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the SEC on July 5, 2011, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit

3.1	Amended and Restated Articles of Incorporation of Immucor, Inc.

3.2	Amended and Restated Bylaws of Immucor, Inc.

99.1	Joint Press Release issued by Immucor, Inc. and TPG Capital, L.P. on August 19, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUCOR, INC.

Date: August 25, 2011	By:	/s/ Philip H. Moïse
Philip H. Moïse
Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Exhibit
3.1	Amended and Restated Articles of Incorporation of Immucor, Inc.
3.2	Amended and Restated Bylaws of Immucor, Inc.
99.1	Joint Press Release issued by Immucor, Inc. and TPG Capital, L.P. on August 19, 2011.